UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN CONSENT STATEMENT

SCHEDULE 14A INFORMATION

Consent Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Consent Statement

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☒	Soliciting Material Pursuant to § 240.14a-12

Dynegy Inc.

(Name of Registrant as Specified in its Charter)

Seneca Capital International Master Fund, L.P.

Seneca Capital, L.P.

Seneca Capital Investments, L.P.

Seneca Capital Investments, LLC

Seneca Capital International GP, LLC

Seneca Capital Advisors, LLC

Douglas A. Hirsch

(Name of Person(s) Filing Consent Statement, if Other Than the Registrant)

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FOR IMMEDIATE RELEASE

SAVING DYNEGY: THE DAY AFTER

NEW YORK, November 24 – Seneca Capital, one of the largest holders of Dynegy Inc. (NYSE: DYN) equity with a 12% economic interest (including 9.3% voting common stock), is extremely thankful to Dynegy shareholders and other stakeholders for their support in the resounding defeat of the merger proposals.

Seneca continues to have grave concerns regarding the misalignment between the existing Board/management and shareholders, making this the WRONG BOARD, the WRONG LEADERSHIP and the WRONG INCENTIVES. Seneca believes those directors who employed a scorched-earth campaign and liquidity-scare tactics in order to pressure shareholders into selling the company at two insufficient prices have lost the necessary credibility to effectively steward the company. The newly-created Rights Plan, recent bylaw changes, an unprecedented and widely-questioned “recess” of the special meeting, and the decision to grant a last-minute incremental $16.3 million break-fee, combine to further highlight this profound misalignment of interests.

Ironically, with the new Rights Plan, Dynegy’s largest shareholders would be prevented from adding to their ownership even at prices substantially in excess of both prices where the Board until yesterday desperately sought to sell the entire company. The company’s largest shareholders are already 13D filers and therefore compelled to file any material position changes promptly thereby safeguarding shareholders against efforts to creep up on control. Furthermore, this broad-reaching Rights Plan goes so far as to include limitations on purely economic instruments that have no impact on voting control.

Seneca is pursuing the election of pioneering rail executive Hunter Harrison and successful industry veteran Jeff Hunter for election to the Board by written consent of shareholders. Mr. Harrison and Mr. Hunter have committed to own in the aggregate 800,000 shares of stock personally during their tenure on the Board — Mr. Harrison has already purchased 500,000 shares. In contrast, the five non-executive members of Dynegy’s existing Board of Directors have purchased a total of less than 16,000 shares. Seneca anticipates that SEC clearance of solicitation materials for the written consent process could be accomplished in the coming weeks. Upon receipt of SEC clearance, Mr. Harrison and Mr Hunter would be seated on the Board once written consents from the majority of outstanding shares are collected. In addition, respected energy industry veteran Steven Weyel and successful power investor Jeffrey S. Stein stand ready to serve on the Board should any positions become open or through a consent solicitation.

Seneca remains fully committed to its objective of enhancing value for Dynegy shareholders and continues to evaluate all options available to achieve this objective.

Contact:

for Seneca Capital

Lisa Wolford, Robinson Lerer & Montgomery, 646-805-2014

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Seneca Capital International Master Fund, L.P., Seneca Capital, L.P., Seneca Capital Investments, L.P., Seneca Capital Investments, LLC, Seneca Capital International GP, LLC, Seneca Capital Advisors, LLC and Douglas A. Hirsch (together with each of the foregoing, “Seneca Capital”) have jointly made a preliminary filing with the Securities and Exchange Commission (“SEC”) of a consent statement and a consent card to be used to replace two members of the Dynegy Inc. (“Dynegy”) Board of Directors and to adopt certain other proposals set forth in the consent statement.

SENECA CAPITAL ADVISES ALL STOCKHOLDERS OF DYNEGY TO READ THE CONSENT STATEMENT AND OTHER CONSENT SOLICITATION MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH CONSENT SOLICITATION MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE CONSENT SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE CONSENT STATEMENT, ONCE AVAILABLE, WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ CONSENT SOLICITOR AT THE TELEPHONE NUMBER INCLUDED IN THE DEFINITIVE CONSENT STATEMENT, ONCE AVAILABLE.

Each of Seneca Capital International Master Fund, L.P., Seneca Capital, L.P., Seneca Capital Investments, L.P., Seneca Capital Investments, LLC, Seneca Capital International GP, LLC, Seneca Capital Advisors, LLC and Douglas A. Hirsch (the “Participants”) is a participant in this solicitation. Douglas A. Hirsch is the managing member of each of Seneca Capital Investments, LLC, Seneca Capital International GP, LLC and Seneca Capital Advisors, LLC. The principal occupation of Mr. Hirsch is investment management. Seneca Capital Investments, LLC is the general partner of Seneca Capital Investments, L.P. Seneca Capital International GP, LLC is the general partner of Seneca Capital International Master Fund, L.P., and Seneca Capital Advisors, LLC is the general partner of Seneca Capital, L.P. The principal business address of Mr. Hirsch, Seneca Capital Investments, LLC, Seneca Capital Investments, L.P., Seneca Capital International GP, LLC, Seneca Capital International Master Fund, L.P., Seneca Capital Advisors, LLC and Seneca Capital, L.P. is c/o Seneca Capital Investments, LP, 590 Madison Avenue, 28th Floor, New York, New York 10022.

As of November 23, 2010, Seneca Capital International Master Fund, L.P. beneficially owned 7,712,100 shares of Dynegy’s common stock, par value $0.01 per share (“Shares”), representing beneficial ownership of approximately 6.4% of the Shares. As of November 23, 2010, Seneca Capital, L.P. beneficially owned 3,514,400 Shares, representing beneficial ownership of approximately 2.9% of the Shares. Each of Seneca Capital Investments, L.P., Seneca Capital Investments, LLC, and Mr. Hirsch may be deemed to beneficially own 11,226,500 Shares, representing beneficial ownership of approximately 9.3% of the Shares, held in the aggregate by Seneca Capital International Master Fund, L.P. and Seneca Capital, L.P. Seneca Capital International GP, LLC may be deemed to beneficially own 7,712,100 Shares, representing beneficial ownership of approximately 6.4% of the Shares, held by Seneca Capital International Master Fund, L.P. Seneca Capital Advisors, LLC may be deemed to beneficially own 3,514,400 Shares, representing beneficial ownership of approximately 2.9% of the Shares, held by Seneca Capital, L.P. Each of Seneca Capital Investments, L.P., Seneca Capital Investments, LLC, Seneca Capital International GP, LLC, Seneca Capital Advisors, LLC and Douglas A. Hirsch disclaims beneficial ownership of the Shares except to the extent of its or his pecuniary interest therein, and this filing shall not be deemed an admission of beneficial ownership of such Shares for any purpose.

As of November 23, 2010, Seneca Capital International Master Fund, L.P. and Seneca Capital, L.P. held European-style call options, providing the right to purchase 2,331,400 and 1,059,600 shares, respectively at an exercise price of $0.01 per share by delivery of notice of exercise as of April 15, 2011.